Registration No. 333-233494

Registration No. 333-213099

Registration No. 333-206517

Registration No. 333-161596

Registration No. 333-153021

Registration No. 333-125473

Registration No. 333-120318

Registration No. 33-93174

Registration No. 33-93172

Registration No. 33-93170

Registration No. 33-93168

Registration No. 33-93164

Registration No. 33-93162

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8 Registration Statement

UNDER

THE SECURITIES ACT OF 1933

PYXUS INTERNATIONAL, INC.

(Exact name of registrant, as specified in its charter)

Virginia	54-1746567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer) Identification No.)

8001 Aerial Center Parkway Morrisville, North Carolina 27560-8417
(Address of principal executive offices, including zip code)

Amended and Restated Pyxus International, Inc. 2016 Incentive Plan

Alliance One International, Inc. 2016 Incentive Plan

Amended and Restated Alliance One International, Inc. 2007 Incentive Plan

Alliance One International, Inc. 2007 Incentive Plan

Standard Commercial Corporation Performance Improvement Compensation Plan

Standard Commercial Corporation 2001 Performance Improvement Compensation Plan

DIMON Incorporated 2003 Incentive Plan

DIMON Incorporated Non-Employee Directors’ Stock Option Plan

Dibrell Brothers, Incorporated Savings and Profit Sharing Plan

Long-Term Stock Investment Plan for Key Employees of Monk-Austin, Inc.

Dibrell Brothers, Incorporated Omnibus Stock Incentive Plan

DIMON Incorporated 1995 Omnibus Stock Incentive Plan

Dibrell Brothers, Incorporated Personal Account Plan

(Full titles of the plans)

William L. O’Quinn, Jr.

Senior Vice President—Chief Legal Officer and Secretary

Pyxus International, Inc.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Name and address of agent for service)

(919) 379-4300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES

Pyxus International, Inc., formerly named Alliance One International, Inc. and DIMON Incorporated (the “Registrant”), is filing this Post-Effective Amendment No. 1 to the following registration statements on Form S-8 (collectively, the “Registration Statements”) to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, no par value (the “Common Stock”), and the unissued and unsold other securities registered thereby (share amounts presented below have not been restated to reflect the 1-for-10 reverse stock split of the Common Stock that was effected on June 26, 2015):

•

Registration Statement on Form S-8, Registration No. 333-233494, filed with the Securities Exchange Commission (the “SEC”) on August 28, 2019, pertaining to the registration of an aggregate of 900,000 shares of Common Stock for issuance under the Amended and Restated Pyxus International, Inc. 2016 Incentive Plan.

•

Registration Statement on Form S-8, Registration No. 333-213099, filed with the SEC on August 12, 2016, pertaining to the registration of an aggregate of 1,756,498 shares of Common Stock for issuance under the Alliance One International, Inc. 2016 Incentive Plan.

•

Registration Statement on Form S-8, Registration No. 333-206517, filed with the SEC on August 21, 2015, pertaining to the registration of an aggregate of 560,000 shares of Common Stock for issuance pursuant to the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan.

•

Registration Statement on Form S-8, Registration No. 333-161596, filed with the SEC on August 28, 2009, pertaining to the registration of an aggregate of 3,300,000 shares of Common Stock for issuance under the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan.

•

Registration Statement on Form S-8, Registration No. 333-153021, filed with the SEC on August 14, 2008, pertaining to the registration of an aggregate of 5,000,000 shares of Common Stock for issuance under the Alliance One International, Inc. 2007 Incentive Plan.

•

Registration Statement on Form S-8, Registration No. 333-125473, filed with the SEC on June 3, 2005, pertaining to the registration of an aggregate of 774,021 shares of Common Stock for issuance under the Standard Commercial Corporation Performance Improvement Compensation Plan and the Standard Commercial Corporation 2001 Performance Improvement Compensation Plan, each of which was assumed by the Registrant in connection with its merger with Standard Commercial Corporation, effective May 13, 2005.

•

Registration Statement on Form S-8, Registration No. 333-120318, filed with the SEC on November 9, 2004, pertaining to the registration of an aggregate of 3,109,121 shares of Common Stock for issuance under the DIMON Incorporated 2003 Incentive Plan.

•

Registration Statement on Form S-8, Registration No. 33-93174, filed with the SEC on June 6, 1995, pertaining to the registration of an aggregate of 50,000 shares of Common Stock and 50,000 Common Stock purchase rights for issuance under the DIMON Incorporated Non-Employee Directors’ Stock Option Plan.

•

Registration Statement on Form S-8, Registration No. 33-93172, filed with the SEC on June 6, 1995, pertaining to the registration of an aggregate of 283,500 shares of Common Stock and 283,500 Common Stock purchase rights for issuance under the Dibrell Brothers, Incorporated Savings and Profit Sharing Plan, which was assumed by the Registrant in connection with its merger with Dibrell Brothers, Incorporated, effective April 1, 1995.

•

Registration Statement on Form S-8, Registration No. 33-93170, filed with the SEC on June 6, 1995, pertaining to the registration of an aggregate of 365,000 shares of Common Stock and 365,000 Common Stock purchase rights for issuance under the Long-Term Stock Investment Plan for Key Employees of Monk-Austin, Inc., which was assumed by the Registrant in connection with its merger with Monk-Austin, Inc., effective April 1, 1995.

•

Registration Statement on Form S-8, Registration No. 33-93168, filed with the SEC on June 6, 1995, pertaining to the registration of an aggregate of 1,198,607 shares of Common Stock and 1,198,607 Common Stock purchase rights for issuance under the Dibrell Brothers, Incorporated Omnibus Stock Incentive Plan, which was assumed by the Registrant in connection with its merger with Dibrell Brothers, Incorporated, effective April 1, 1995.

•

Registration Statement on Form S-8, Registration No. 33-93164, filed with the SEC on June 6, 1995, pertaining to the registration of an aggregate of 2,000,000 shares of Common Stock and 2,000,000 Common Stock purchase rights for issuance under the DIMON Incorporated 1995 Omnibus Stock Incentive Plan.

•

Registration Statement on Form S-8, Registration No. 33-93162, filed with the SEC on June 6, 1995, pertaining to the registration of an aggregate of 6,924,282 interests for issuance under the Dibrell Brothers, Incorporated Personal Account Plan, which was assumed by the Registrant in connection with its merger with Dibrell Brothers, Incorporated, effective April 1, 1995.

On June 15, 2020, the Registrant announced that it and certain of its subsidiaries, namely Alliance One International, LLC, Alliance One North America, LLC, Alliance One Specialty Products, LLC and GSP Properties, LLC (such subsidiaries together with the Registrant are referred to as the “Debtors), filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization. On August 21, 2020, the Bankruptcy Court issued an order confirming the Debtor’s Amended Joint Prepackaged Plan of Reorganization (the “Plan”). Pursuant to the Plan, when the Plan becomes effective on the date hereof, all outstanding rights and interests under the Registrant’s equity compensation plans, and all of the Registrant’s compensation and benefit programs that provide rights to purchase or receive Common Stock, will be cancelled.

In addition, the offering of interests under the Dibrell Brothers, Incorporated Personal Account Plan has been terminated.

As a result of the foregoing, any offering pursuant to the Registration Statements has been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements as of the date hereof.

Item 8.	Exhibits.

Exhibit Number	Description
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on August 21, 2020.

PYXUS INTERNATIONAL, INC.

By:	/s/ Joel L. Thomas
Joel L. Thomas
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ J. Pieter Sikkel J. Pieter Sikkel	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	August 21, 2020

/s/ Joel L. Thomas Joel L. Thomas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 21, 2020

/s/ Philip C. Garofolo Philip C. Garofolo	Vice President-Controller (Principal Accounting Officer)	August 21, 2020

/s/ Jeffrey A. Eckmann Jeffrey A. Eckmann*	Director	August 21, 2020

/s/ Joyce L. Fitzpatrick Joyce L. Fitzpatrick*	Director	August 21, 2020

/s/ C. Richard Green C. Richard Green, Jr.*	Director	August 21, 2020

/s/ Donna H. Grier Donna H. Grier*	Director	August 21, 2020

/s/ Nigel G. Howard Nigel G. Howard*	Director	August 21, 2020

/s/ Mark W. Kehaya Mark W. Kehaya*	Director	August 21, 2020

/s/ John D. Rice John D. Rice*	Director	August 21, 2020

/s/ Nathan A. Richardson Nathan A. Richardson*	Director	August 21, 2020

/s/ Martin R. Wade III Martin R. Wade III*	Director	August 21, 2020

* By:	/s Joel L. Thomas
(Joel L. Thomas, Attorney-in-Fact)